CENTER BANCORP TO REVIEW STRATEGIC ALTERNATIVES

Union, N.J., May 7, 2007 - Center Bancorp Inc. (NASDAQ: CNBC), the parent company of Union Center National Bank, today announced that it has retained Keefe, Bruyette & Woods as financial advisor, to assist the Board of Directors in a review of strategic alternatives to enhance shareholder value. The company anticipates a review of a wide range of options in consultation with its advisors, including a possible sale of the company, but there can be no assurance of any particular outcome.

The company does not expect to disclose further developments regarding the process until the review of strategic alternatives has been completed. Center Bancorp intends to continue the implementation of its strategic plan, which it believes has improved the value and long-term prospects of our company, and encourages shareholders to vote for the company’s highly qualified director nominees at the company’s upcoming annual meeting on May 15.

“Our review of strategic alternatives will be a careful and thorough process,” said John J. Davis, President and Chief Executive Officer of Center Bancorp. “Despite his protestations to the contrary, based on Mr. Seidman's track record of selling banks, we do not believe that his intentions are in the best interests of all Center Bancorp shareholders.

“We also believe the review of strategic alternatives will be best accomplished without the disruption of Mr. Seidman and other dissident directors on our board. I want to remind our shareholders that in 1995, The Office of Thrift Supervision issued a Cease and Desist Order and levied a Civil Money Penalty against Mr. Seidman, after finding that he recklessly engaged in unsafe and unsound practices in the business of an insured banking institution.

“Our annual meeting is fast approaching. We urge Center Bancorp shareholders to vote the BLUE proxy card FOR the reelection of Directors Curtis, Davis, Kein and Schroeder today. There is still time for shareholders who wish to change their vote to do so by contacting our proxy solicitor, Georgeson, Inc.”

About Center Bancorp

Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates 15 banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. Construction will begin shortly on a new banking location in Florham Park, New Jersey and plans are underway to add a branch in Cranford, New Jersey as well. The Bank also operates remote ATM locations in the Union, Chatham and Madison New Jersey Transit train stations, Union Hospital and the Boys and Girls Club of Union.

Union Center National Bank is the largest commercial bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp, Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com.

Investor Inquiries                                 Media Inquiries:

Anthony C. Weagley   Mike Pascale or Tom Johnson
Vice President and Treasurer      Abernathy MacGregor
Center Bancorp             (212) 371-5999
(908) 206-2886

Forward-Looking Statements

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Center Bancorp with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Additional Information

In connection with the 2007 Annual Meeting, Center Bancorp, Inc. filed a proxy statement with the Securities and Exchange Commission (“SEC”) and commenced mailing to shareholders on or about April 5, 2007. Center Bancorp shareholders are urged to read the proxy statement carefully because it contains important information. Investors and shareholders may obtain a free copy of the proxy statement, and other material and any other documents that may be filed by Center Bancorp with the SEC in connection with the 2007 Annual Meeting, through the SEC’s web site www.sec.gov. Shareholders may also obtain free copies of the proxy statement and other documents filed by Center Bancorp in connection with the 2007 Annual Meeting by directing a request to: Center Bancorp, Inc. at 2455 Morris Avenue, Union, New Jersey 07083, Attention: Anthony C. Weagley, Chief Financial Officer.